U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): November 11, 2004


                            Provo International, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

               001-15673                             13-3950283
               ---------                             ----------
         (Commission File No.)            (IRS Employer Identification No.)


                               One Blue Hill Plaza
                                  P.O. Box 1548
                           Pearl River, New York 10965
                                 (845) 623-8553

          (Address and telephone number of principal executive offices and place of business)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13ed-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.


         Provo International, Inc. (the "Company") (formerly Frontline Communications Corp). received a notice from the American Stock Exchange on November 11, 2004, indicating that the Company's common stock is not in compliance with Section 1003(d) of the Exchange's continued listing standards due to the fact that the Company's former auditors did not complete their review of the Company's Form 10-QSB for the period ended June 30, 2004. The notice further stated that the common stock is therefore subject to being delisted from the Exchange. The Exchange requested the Company to submit a plan, on or before November 18, 2004, indicating the manner in which it would bring the Company back into compliance on or before December 16, 2004.

         On November 17, the Company submitted a plan to the Exchange to bring the Company back into compliance with the Exchange's listing standards prior to December 16, 2004. There can be no assurance that the Company's plan will be accepted by the Exchange.


Item 9.           Financial Statements and Exhibits
       ( c )      Exhibits

                  99.1   Copy of Press Release of November 18, 2004.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2004

                                              Provo International, Inc.

                                              By: /s/ Stephen J. Cole-Hatchard
                                                  ----------------------------
                                              Stephen J. Cole-Hatchard, CEO



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